Exhibit 99.1

AgriFORCE Forms Joint Venture with Agrigrada,

a Premier Agricultural and Agro-Industrial Consulting Company

Joint venture expands AgriFORCE’s global reach

and enables growth opportunities

VANCOUVER, British Columbia, June 7, 2023 – AgriFORCE Growing Systems Ltd. (“the Company”) (NASDAQ: AGRI; AGRIW), an intellectual property (IP)-focused agtech company dedicated to advancing sustainable cultivation practices and food and plant products, today announced that it has formed a joint venture with Agrigrada sarl, a Swiss management and consulting company with extensive experience in the agricultural and agro-industrial industries. Agrigrada has worked with some of the largest plantation companies in the world and brings know-how in developing and managing sustainable agroforestry projects, including active operations in Africa and the USA.

The joint venture is expected to help maximize AgriFORCE’s in-progress acquisition plans. Furthermore, Agrigrada’s expertise will help address opportunities in agro-industrial crops and add to AgriFORCE’s current knowledge portfolio, while opening the door to certain commercial opportunities in Africa as well as other markets to identify and pursue strategic opportunities to assist in driving sustainable production of plant-based products.

Under the agreement, AgriFORCE will have a controlling share of the joint venture.

Joining the joint venture as part of Agrigrada is Luc Boedt, PhD, a seasoned executive with extensive experience in the agriculture and pharmaceutical industries. Prior to Agrigrada, Mr. Boedt held senior executive positions at SocFin, a leading agribusiness company with operations in Africa, Asia, and South America. During his tenure at SocFin, he was responsible for overseeing the company’s operations in several countries, including Ivory Coast, Ghana, Liberia, Guinea, Congo, Cameroon, Nigeria, Sao Tome, Sierra Leone, Indonesia and Cambodia, and managed relationships with local governments and communities. Under his leadership, the company achieved significant growth in its African operations, with revenues increasing by over 50% and profits increasing by over 70% over the period. Mr. Boedt also played a key role in developing the company’s sustainability strategy, which included initiatives to reduce water usage and increase biodiversity on its plantations.

Luc Boedt commented, “We are excited to partner with AgriFORCE to bring cutting-edge agroforestry technologies to Africa and Southeast Asia. This joint venture will allow us to leverage our experience in sustainable agriculture and work with AgriFORCE to develop new solutions that will benefit farmers and communities across the continent.”

Ingo Mueller, CEO of AgriFORCE, added, “We are highly encouraged by this joint venture and believe it will help us maximize our acquisition strategy and accelerate the development of our business in Africa and Southeast Asia. Given Agrigrada’s successful history and Luc’s impressive background, we believe there are vast opportunities in the industry to leverage Agrigrada’s expertise in sustainable agroforestry and bring cutting-edge technologies to farmers and communities around the world. We look forward to working closely with Luc and his highly skilled team.”

ABOUT AGRIFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is an agtech company focused on building an integrated agtech platform that combines the best technology, intellectual property, and knowledge to solve an urgent problem – providing the best solutions to help drive sustainable crops and nutritious food for people around the world. The AgriFORCE vision is to be a global leader in delivering plant-based foods and products through an advanced and sustainable agtech platform that makes positive change in the world—from seed to table. Additional information about AgriFORCE is available at: www.agriforcegs.com.

ABOUT AGRIGRADA

Agrigrada is a dynamic agri-industrial company dedicated to the development and revitalization of large-scale agricultural projects. With a diverse and skilled multidisciplinary team, boasting extensive expertise across Northern America, Africa, Asia, and Europe, Agrigrada is committed to integrating cutting-edge technologies into the realm of large agricultural plantations, enhance productivity, maximize resource utilization, and foster environmentally friendly practices throughout the industry. Additional information about Agrigrada and its portfolio of projects is available at www.agrigrada.com.

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This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Company Contact:

Ian Pedersen

Tel: (604) 757-0952

Email: ipedersen@agriforcegs.com

Investor Relations:

Crescendo Communications, LLC

David Waldman/Alexandra Schilt

Tel: (212) 671-1021

Email: AGRI@crescendo-ir.com

Media Relations:

Peppercomm

Hannah Robbins

Tel: (415) 633-3205

Email: AgriFORCE@peppercomm.com